EXHIBIT 32.02
CERTIFICATION BY CHIEF FINANCIAL OFFICER
     I, Gregory T. Donovan, certify that (i) the Form 10Q for the quarter ended September 30, 2008 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

THE CAMPBELL FUND TRUST
By: Campbell & Company, Inc., managing operator

By:	/s/ Gregory T. Donovan

Gregory T. Donovan
Chief Financial Officer
November 14, 2008

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